RANCHER ENERGY CORP.

December 21, 2006
Rancher Energy Corp.
999-18th Street, Suite 1740
Denver, Colorado 80202

Re:	Rancher Energy Corp. - Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with the Securities Purchase Agreement (the "Purchase Agreement"), dated as of December 21, 2006 by and among Rancher Energy Corp. (the "Company") and the investors party thereto (the "Buyers"), with respect to the issuance of (i) convertible notes of the Company (the "Notes") which Notes shall be convertible into the common stock, par value $0.00001 per share, of the Company (the "Common Stock") (ii) shares of Common Stock and (iii) warrants to acquire additional shares of Common Stock. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

In order to induce you to enter into the Purchase Agreement, the undersigned agrees that commencing on the date hereof and ending on the later of (i) the date 180 days from the Closing Date (as defined in the Purchase Agreement) and (ii) the date the Initial Registration Statement (as defined in the Registration Rights Agreement) filed by the Company pursuant to the Registration Rights Agreement is declared effective by the United States Securities and Exchange Commission, but in no event later than the one year anniversary of the Closing Date (the "Lock-Up Period"), the undersigned will not, without the written consent of the Required Holders (as defined in the Registration Rights Agreement), (i) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (collectively, the "Undersigned’s Shares"). This Lock-Up Agreement shall not apply to any shares of Common Stock acquired by the undersigned on the open market or otherwise after the Closing Date.

The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in, without the written consent of the Required Holders, any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

The Buyers shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof. No provision of this Agreement may be amended or waived without the written consent of the Required Holders.

[Signature Page Follows]

Very truly yours, ________________________________________ Exact Name of Stockholder ________________________________________ Authorized Signature ________________________________________ Title

Agreed to and Acknowledged:

RANCHER ENERGY CORP.

By: _______________________
Name: John Works
Title: President and Chief Executive Officer